UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 1, 2009

LHC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A
Lafayette, LA 70503
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (337) 233-1307

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2009, LHC Group, Inc. (the “Company”) issued a press release announcing that Donald D. Stelly, age 40, formerly Senior Vice President of Operations of the Company has been appointed Chief Operating Officer of the Company effective immediately.  Johnny Indest will continue to serve as the President of the Company.  Mr. Stelly joined the company in April 2005 after most recently serving as the Chief Executive Officer at Doctor’s Hospital, a subsidiary of LifePoint Hospitals, Inc. which is based in Brentwood, Tennessee. Prior to attaining that position, Mr. Stelly served as Chief Operating Officer and Chief Nursing Officer of Doctor’s Hospital, which was nationally recognized for attaining superior operating results through Service Excellence. Additionally, Mr. Stelly has enjoyed a career of providing direct patient care as a Registered Nurse in a variety of settings within the healthcare continuum. He earned a Bachelor’s Degree in nursing from the University of Southwestern Louisiana in 1991.

There are no arrangements or understandings between Mr. Stelly and any other person pursuant to which Mr. Stelly was selected to serve as Chief Operating Officer.  There are no family relationships between Mr. Stelly and any director or executive officer of the Company.  There has been no transaction nor are there any proposed transactions between the Company and Mr. Stelly that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the Company's press release dated June 1, 2009 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(c)       Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated June 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

		By:	/s/ Keith G. Myers
Keith G. Myers
Chief Executive Officer

Dated:	June 1, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated June 1, 2009